CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


           As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement for The BSG Funds of all references to our firm included in or made a part of this Amendment.





McCurdy & Associates CPA's, Inc.
October 30, 1997